Exhibit 99.1

PRELIMINARY PROXY MATERIALS — SUBJECT TO COMPLETION

ONE COMCAST CENTER PHILADELPHIA, PA 19103

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions up until 11:59 PM (Eastern Time) on [—], 2014. Please have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 PM (Eastern Time) on [—], 2014. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Sign, date and mark your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, Comcast Corporation, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:
M70110-TBD	KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

COMCAST CORPORATION

A	Comcast Proposals — The Board of Directors recommends a vote “FOR” Proposals 1 and 2:			For	Against	Abstain

1.	To approve the issuance of shares of Comcast Class A common stock to Time Warner Cable Inc. stockholders in the merger.			☐	☐	☐

2.	To approve the adjournment of the Comcast special meeting if necessary to solicit additional proxies.			☐	☐	☐

B	Authorized Signatures — This section must be completed for your vote to be counted — Date and Sign Within the Box Below
Please sign as name(s) appear(s) hereon. Give full title if you are signing for a corporation, partnership or other entity, or as an attorney, administrator, executor, guardian, trustee or in any other representative capacity.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

The joint proxy statement/prospectus is also available at www.proxyvote.com.

▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

M70111-TBD

COMCAST CORPORATION

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR

THE SPECIAL MEETING OF SHAREHOLDERS ON [—], 2014.

I hereby appoint Arthur R. Block and David L. Cohen and each of them acting individually, as proxies, with the powers I would possess if personally present, and with full power of substitution, to vote all shares in Comcast Corporation at the special meeting of shareholders to be held at the [—], located at [—], at [—] AM Eastern Time on [—], 2014, and at any adjournment or postponement thereof, upon all matters described in the joint proxy statement/prospectus that may properly come before the meeting, in accordance with my instructions on the reverse side of this proxy card. In the event that any other matter may properly come before the special meeting, or any adjournment or postponement thereof, the proxies are each authorized to vote on such matter in their discretion. I hereby revoke all previous proxies given to vote at the special meeting or any adjournment or postponement thereof.

I acknowledge receipt of the notice of special meeting of Comcast Corporation shareholders, and the joint proxy statement/prospectus.

The shares represented by this proxy card will be voted in accordance with your instructions if the card is signed and returned. If you are voting with this proxy card, please mark your choices on the other side of this proxy card, sign it where indicated on the other side and return it promptly to Vote Processing, Comcast Corporation, c/o Broadridge Financial Solutions, 51 Mercedes Way, Edgewood, NY 11717. Except in the case of shares held in the Comcast Corporation Retirement-Investment Plan or the Comcast Spectacor 401(k) Plan, if your card is signed and returned without instructions, the shares will be voted in favor of Proposals 1 and 2. If you hold shares in the Comcast Corporation Retirement-Investment Plan or the Comcast Spectacor 401(k) Plan and do not vote, or you sign and return your proxy card without voting instructions, the plan trustee will vote these shares in the same proportion on each matter as it votes shares held in the plan for which voting instructions were received. If you are voting shares held in the Comcast Corporation Retirement-Investment Plan, the Comcast Spectacor 401(k) Plan, the Comcast Employee Stock Purchase Plan, or the Comcast-NBCUniversal Employee Stock Purchase Plan, voting by Internet, telephone, mail or in person by ballot will vote all of the shares held by you in such plans, as well as any shares held by you as a shareholder of record. If you hold shares that are not represented by this proxy card, you will receive additional proxy card(s) by mail that will allow you to vote the remaining shares.

Continued and to be signed on reverse side